Exhibit 15.2

12 York Gate Regent’s Park London NW1 4QS United Kingdom	Telephone +44 (0)20 7486 0111 Fax +44 (0)20 7935 6852	Email email@blickrothenberg.com Web www.blickrothenberg.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-120841; 333-109915; 333-91330; 333-11530; 333-09134; 333-06098 and 333-135450) of Aladdin Knowledge Systems Ltd. (the “Company), of our report dated July 2, 2007 with respect to the consolidated financial statements of the Company included in this Annual Report on form 20-F for the year ended December 31, 2006.

BLICK ROTHENBERG Chartered Accountants Registered Auditors	12 York Gate Regent’s Park London NW1 4QS

October 15, 2007

Bob Rothenberg MBE	Mark Hart	Alan Pearce*	Chris Shepherd
Angela Beech*	Darren Jordan	David Rothenberg	Simon Wagman
Jim Brown	Martin Korn	Andrew Sanford
Steven Bruck	Colin Lehmann	Mike Scoltock	Consultant
Rajiv Gunesh	Simon Mayston	Nilesh Shah	Martin Donn*
Anne Healy-McAdam*	John Newman	Tim Shaw
*Non Chartered Accountant
Blick Rothenberg is authorised and regulated by the Financial Services Authority to carry on Investment business